Exhibit 99.1

Media Relations: Constance Griffiths (949) 230-4867 Constance.Griffiths@skyworks.com	Investor Relations: Raji Gill (949) 508-0973 Raji.Gill@skyworks.com

Skyworks Completes Combination with Qorvo

Expands technology portfolio and addressable market, with $500 million or more in expected annual cost synergies and immediate non-GAAP EPS accretion

IRVINE, Calif., -- Oct. 5, 2026 -- Skyworks (Nasdaq: SWKS) today announced the successful completion of its combination with Qorvo. The close of the transaction creates a U.S.-based, global leader in high-performance radio frequency (RF), power management, and analog and mixed-signal semiconductor solutions.

“This combination is about far more than bringing two companies together,” said Phil Brace, chief executive officer and president of Skyworks. “Our customers are tackling increasingly complex challenges and need partners with the capabilities, engineering expertise and scale to help them innovate faster. Together, we are well positioned to deliver more integrated, system-level solutions and accelerate the next generation of connected technologies. Today marks an important milestone—but it is only the beginning. We see an extraordinary opportunity to create long-term value for our customers, shareholders and employees while helping shape the future of our industry.”

The transaction creates a larger, more diversified semiconductor company, combining complementary RF, analog, and power technologies with expanded engineering capabilities — approximately 8,000 engineers and more than 12,000 issued and pending patents.

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In Mobile, the combination broadens its RF front-end portfolio, positioning the company to benefit from rising RF complexity. As 5G-Advanced evolves and the industry moves toward 6G, smartphones are expected to support more frequency bands, new spectrum and AI-driven features, increasing demand for highly integrated RF solutions.

Beyond Mobile, the combination more than doubles Skyworks' addressable market and establishes a platform spanning physical AI and connected edge, defense and aerospace, data center and networking, and automotive. It also broadens the technology portfolio into RF GaN, low-voltage power, and wired broadband.

Skyworks will benefit from greater end-market breadth, strengthened domestic manufacturing, and annualized cost synergies of $500 million or more, expected to be realized within 24 to 36 months post-close when the companies are fully integrated.

The transaction is expected to be immediately accretive to non-GAAP EPS while maintaining a favorable capital structure. Skyworks will provide financial guidance on its fiscal fourth-quarter earnings call on Nov. 3.

Bob Bruggeworth, former chief executive officer and president of Qorvo and a member of the Skyworks Board of Directors, added, “This next chapter begins with an immense amount of pride. I've had the opportunity to see firsthand our teams preparing for this moment with tremendous focus and discipline. I have great confidence in the future of the combined company and its ability to deliver on the promise of the combination.”

Under the terms of the merger agreement, Qorvo shareholders are entitled to receive $32.50 in cash and 0.960 of Skyworks’ common share for each share of Qorvo common stock they owned. Legacy Skyworks shareholders own approximately 63% of the combined company and legacy Qorvo shareholders own approximately 37%, on a fully diluted basis. The company will continue to operate as Skyworks and trade under the SWKS ticker symbol on the NASDAQ market.

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As previously announced, Phil Brace will continue to serve as chief executive officer and president of Skyworks. Bob Bruggeworth, Richard Clemmer and Chris Koopmans, formerly on the Qorvo board of directors, have each joined the Skyworks Board of Directors.

Advisors

Qatalyst Partners and Goldman Sachs & Co. LLC acted as financial advisors to Skyworks, with Skadden, Arps, Slate, Meagher & Flom LLP serving as Skyworks’ legal advisor.

Centerview Partners LLC was exclusive financial advisor and Davis Polk & Wardwell LLP acted as legal advisor to Qorvo.

About Skyworks

Skyworks® is a global leader in high-performance RF, precision timing, power management and mixed-signal solutions that power the intelligent, connected world. Through deep engineering expertise, Skyworks helps customers address rising complexity and deliver seamless connectivity across smartphones, vehicles, networks and critical infrastructure.

From defense and aerospace systems to the connected edge, AI infrastructure and next-generation automotive platforms, Skyworks provides the essential technologies that connect, synchronize and power physical AI, as intelligence moves out of the data center and into the real world. Harnessing decades of technical leadership and trusted partnerships across the technology ecosystem, Skyworks helps the world's leading innovators bring next-generation products and services to market.

Skyworks is a member of the S&P 500® market index (Nasdaq: SWKS). For more information, please visit www.skyworksinc.com.

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Forward Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, prospects, expectations and results of Skyworks (e.g., certain projections and business trends, including with respect to future sales and revenue, as well as statements regarding the recently completed combination with Qorvo, Inc. (“Qorvo”)). Forward-looking statements can often be identified by words such as “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include: the potential impacts on our business, reputation, relationships, results of operations, cash flows and financial condition as a result of the combination with Qorvo, Inc.; the possibility that expected benefits related to such transactions with Qorvo may not materialize as expected; our business experiencing disruptions as a result of the acquisition, including factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the diversion of management time to integration of the business; our being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; the costs, fees, expenses and other charges related to the transactions with Qorvo, including with respect to any related litigation; reduced flexibility in operating our business as a result of the substantial amount of additional indebtedness we have incurred and may in the future incur in connection with the Qorvo transactions; unexpected costs, charges and expenses related to the integration of the parties’ businesses; the risks of doing business internationally, including from trade war or trade protection measures (e.g., tariffs, retaliatory tariffs and other countermeasures or taxes), increased import/export restrictions and controls (e.g., our ability to obtain foreign-sourced raw materials, including from Chinese-based sources, as well as our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles or changes in economic conditions, including inflation and recession that could result from trade war or trade protection measures; our reliance on a small number of key customers for a large percentage of our sales; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; our ability to convert design wins into revenue; market acceptance of our products and our customers’ products, including market acceptance of new, emerging technologies such as AI; the mix and volume of phone models sold by our largest customer; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, including rare earth and similar minerals, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; risks that we may not be able to optimize our manufacturing footprint and achieve any financial and operational benefits from such efforts, including reducing fixed costs or improving utilization rates, disruptions to our manufacturing processes, including relating to any relocation of our key facilities; our ability to successfully manage our senior management transitions; our ability to retain, recruit and hire key executives or the departure of any such executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including the conflicts in Ukraine, Iran and other regions in the Middle East, possible disruptions in transportation networks, and fluctuations in foreign currency exchange rates; the effects of global health crises on business conditions in our industry, including the risk of significant disruptions to our business operations, as well as negative impacts to our financial condition; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate Qorvo and other companies we acquire and/or enter into strategic alliances; and other risks and uncertainties, including those detailed from time to time in our filings with the Securities and Exchange Commission.

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The forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note to Editors: Skyworks, Qorvo, the Skyworks symbol, and the Qorvo symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

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